Exhibit 5.1

300 North LaSalle Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

December 14, 2020

Stable Road Acquisition Corp. 1345 Abbot Kinney Blvd. Venice, California 90291

Ladies and Gentlemen:

We have acted as special legal counsel to Stable Road Acquisition Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 2, 2020, as amended and supplemented through the date hereof, pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Agreement and Plan of Merger, dated October 7, 2020 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Momentus Inc., a Delaware corporation (“Momentus”), the Company, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“First Merger Sub”), and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Second Merger Sub”), pursuant to which First Merger Sub will merge with and into Momentus, with Momentus being the surviving corporation of such merger, and immediately thereafter, the surviving corporation will merge with and into Second Merger Sub, with Second Merger Sub being the surviving company of such merger (such mergers, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

The aggregate merger consideration payable to the holders of Momentus outstanding shares of capital stock and other equity interests (including convertible securities) will be paid in shares of newly issued Class A common stock, par value $0.0001 per share, of the Company (the “Class A common stock”) (or securities exercisable for Class A common stock) having a value equal to $1,131,000,000, minus Momentus’ indebtedness as of the closing of the Mergers (the “Closing”), plus the amount of Momentus’ cash and cash equivalents as of the Closing, plus the aggregate exercise price of all Momentus stock options and warrants outstanding as of immediately prior to the Closing. The Class A common stock issued (or reserved for issuance upon exercise of options or warrants) in connection with the Mergers will be based on a deemed value of $10.00 per share.

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Stable Road Acquisition Corp. December 14, 2020 Page 2

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of 115,809,530 shares of Class A common stock to be issued as such merger consideration.

In connection with the preparation of this opinion, we have, among other things, read:

(a)	a copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(b)	the Registration Statement;

(c)	the form of the Second Amended and Restated Certificate of Incorporation of the Company, to be filed with the Delaware Secretary of State (the “Certificate of Incorporation”) immediately prior to the Closing, in the form filed as Exhibit 3.1 to the Registration Statement;

(d)	the form of the Amended and Restated Bylaws of the Company, to be adopted by the Company in connection with the Business Combinations (the “Bylaws”), in the form filed as Exhibit 3.2 to the Registration Statement; and

(e)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

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Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that upon (i) the effectiveness of the Business Combination, (ii) the adoption of the Bylaws by the board of directors of the Company, (iii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, (iv) in the case of stock options and warrants, the issuance of shares of Class A common stock in accordance with the terms of the award agreement, warrant agreement and/or equity plan, as applicable, and (v) the effectiveness of the Registration Statement under the Act, the shares of Class A common stock to be issued in connection with the Business Combination in exchange for Momentus’ outstanding shares of capital stock and other equity interests will be duly authorized, validly issued, fully paid and non-assessable.

In addition, in rendering the foregoing opinions we have assumed that:

(a)	the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the State of Delaware and (iii) has complied and will comply with all aspects of the laws of the State of Delaware in connection with the transactions contemplated by, and the performance of its obligations under, the Merger Agreement;

(b)	the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Merger Agreement;

(c)	neither the execution and delivery by the Company of the Merger Agreement nor the performance by the Company of its obligations thereunder: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the laws of the State of New York or the Delaware General Corporation Law (the “DGCL”));

(d)	neither the execution and delivery by the Company of the Merger Agreement nor the performance by the Company of its obligations thereunder requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(e)	prior to effecting the Business Combination and prior to the issuance of securities by the Company, the stockholders of the Company will have approved, among other things, the Business Combination.

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Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, and (v) any laws except the laws of the State of New York and the DGCL. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP